NEWS RELEASE
FOR RELEASE IMMEDIATELY
Contact: Nathan Tothrow
(215) 735-4422 ext. 5288

REPUBLIC FIRST BANCORP, INC.
ANNOUNCES MANAGEMENT CHANGE

Philadelphia, PA, August 29, 2005 - Republic First Bancorp, Inc. (NASDAQ:FRBK), the holding company for Republic First Bank (PA) announced today that Robert D. Davis is leaving the Bank, effective September 6, 2005, to become President and Chief Executive Officer of Leesport Financial Corp. At least in the interim, Harry Madonna, President and Chief Executive Officer of Republic First Bancorp, Inc., will assume the additional roles of President and Chief Executive Officer of Republic First Bank.

Mr. Madonna stated: “Bob has been an excellent President of Republic First Bank and an important part of its success. We all wish Bob the best of luck in his latest endeavor.”

Republic First Bank (PA) is a full-service, state-chartered commercial bank, whose deposits are insured by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its nine offices located in Abington, Ardmore, Bala Cynwyd, East Norriton, Media, and Philadelphia, Pennsylvania.

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company's control. The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

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